Exhibit 31.1

Certification of Chief Executive Officer Pursuant to Section 302 of the

Sarbanes-Oxley Act

I, M. Todd Kanipe, certify that:

1.      I have reviewed this annual report on Form 10-K/A of Citizens First Corporation;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 26, 2019
/s/ M. Todd Kanipe
M. Todd Kanipe

President and Chief Executive Officer (Principal Executive Officer)